Exhibit 99.1

For:	Immediate Release	Contact:	Andrea Short
	April 23, 2020		574-235-2000

1st Source Corporation Reports First Quarter Results,
Cash Dividend Declared
QUARTERLY HIGHLIGHTS
•Net income was $16.41 million, down 26.05% from the first quarter of 2019. Diluted net income per common share was $0.64, down from the prior year’s first quarter of $0.86.
•Cash dividend of $0.28 per common share approved, up 3.70% from the $0.27 per common share declared a year ago.
•Return on average assets of 1.00% and return on average common shareholders’ equity of 7.81% compared to 1.43% and 11.61%, respectively in the first quarter of 2019.
•Average loans and leases grew $51.76 million, up 1.03% from the previous quarter and $240.21 million, up 4.94% from the first quarter of 2019.
•Average deposits decreased $142.05 million, or 2.62% from the previous quarter and grew $213.01 million, up 4.21% from the first quarter of 2019.
•Net charge-offs were $1.81 million and nonperforming assets to loans and leases were 0.68% compared to net charge-offs of $3.54 million and 0.49%, respectively in the first quarter of 2019.
•Provision was made to the loan and lease losses reserve of $11.35 million compared to $4.92 million in the first quarter of 2019.
•Net interest income decreased $0.10 million, or 0.19% from the first quarter of 2019.
•Noninterest income increased $0.50 million, up 2.06% from the first quarter of 2019 (increased 9.06% excluding leased equipment depreciation).
•Noninterest expenses increased $1.33 million, up 2.94% from the first quarter of 2019 (increased 6.28% excluding leased equipment depreciation).
South Bend, IN - 1st Source Corporation (NASDAQ: SRCE), parent company of 1st Source Bank, today reported net income of $16.41 million for the first quarter of 2020, a decrease of 26.05% compared to $22.20 million reported in the first quarter a year ago. The net income comparison was negatively impacted by an increased provision for loan and lease losses of $6.44 million primarily due to a sizeable impairment on one account, the likely negative economic impact on our portfolio from COVID-19, higher special attention outstandings in the quarter and increased loan and lease balances. Non-recurring 2020 items included $0.45 million in FDIC insurance premium credits received.
Diluted net income per common share for the first quarter of 2020 was down 25.58% to $0.64, versus $0.86 in the first quarter of 2019.
At its April 2020 meeting, the Board of Directors approved a cash dividend of $0.28 per common share, up 3.70% from the $0.27 per common share declared a year ago. The cash dividend is payable to shareholders of record on May 5, 2020 and will be paid on May 15, 2020.

Christopher J. Murphy III, Chairman and Chief Executive Officer, commented, “While this has been a tough quarter, we are pleased that we have been able to help our customers navigate through the uncertainties presented by the current coronavirus (COVID-19) pandemic and we will continue to do so. We are well-positioned for the long term, are well-capitalized, have appropriate reserves, and have a strong balance sheet. That said, the near-term level of uncertainty is unprecedented as to the severity and length of the economic downturn tied to the coronavirus offset possibly by the effectiveness of the government’s enormous stimulus efforts. The continuation of shelter-in-place in our markets for prolonged periods of time, the inability to control the virus, and its possible return in the fall or winter could have serious negative impact on our clients and the markets we serve. In this environment of uncertainty, it is hard to predict what can or will happen and the impact it will have on us.
“As the current pandemic continues to negatively impact the economy, resulting in layoffs and rising unemployment in our local community banking markets and stresses among our specialty finance clients, we are working proactively to support our clients through this difficult period with a heightened sense of purpose and determination to deliver exceptional service to them. To date, we have approved and processed more than $494 million of loan modifications across our loan portfolios. The largest volume of loan modifications has been in the Auto and Light Truck, Construction and Commercial loan portfolios where business operations were directly impacted early-on by the pandemic. In addition, we are participating in the Small Business Administration Paycheck Protection Program (PPP) and have processed 2,061 small business PPP loans totaling more than $554 million to date. The PPP is a loan program designed to help small businesses keep their workforces employed during the coronavirus crisis and is one of a number of stimulus initiatives we have stood up and are delivering to our business and consumer clients. While these are tumultuous times, we will continue our longstanding practice of providing straight talk, sound advice, always keeping our clients’ best interests in mind for the long-term.
“On a more positive note, our residential mortgage loan business has been booming. We are seeing high production volumes and profitable results. Prior year Lean initiatives to streamline and hone our mortgage loan processes have allowed us to keep pace with the surging demand.
“In late January, we opened our newly constructed stand-alone banking center in the Middlebury, Ind. community. Our prior location there, where we had been a tenant for many years, was not consistent with the atmosphere our customers have come to know and expect from our banking centers. The new banking center features our signature side-by-side banking experience, as well as drive up teller service lanes and ATM. A few weeks after that, we opened the doors to our new banking center in downtown Auburn, Ind. We entered this community outside Fort Wayne strategically, and we have received a tremendous response from the people and businesses there. We have of course joined with our clients and the communities we serve to adjust the experience in all our banking centers to “flatten the curve” and support our first responders and health-care professionals in this unprecedented global response to an invisible enemy.

“In closing, I’d like to reassure you that 1st Source is committed to the essential work we do in the banking industry and for our clients. We have put many precautions in place so that we may continue to serve our clients through this difficult time while also ensuring their health and well-being as well as the health and well-being of our employees and all of our families and the communities we serve. Teams have been split up so that infection cannot spread across entire departments, disrupting the important work our employees do. We are encouraging virtual meetings and conference calls in place of in-person meetings, including our annual shareholders meeting which will be held virtually this year. Additionally, travel has been restricted, and we are promoting social distancing, frequent hand washing and thorough disinfection of all surfaces. We have a dedicated executive pandemic response team that meets daily and is closely monitoring developments and providing guidance for additional precautions and initiatives. We are resolute in our commitment to serve our clients and communities just as we have for over 156 years and will do so for many years to come.” Mr. Murphy concluded.
FIRST QUARTER 2020 FINANCIAL RESULTS
Loans
Average loans and leases of $5.10 billion increased $240.21 million, up 4.94% in the first quarter of 2020 from the year ago quarter and have increased $51.76 million, up 1.03% from the fourth quarter of 2019.
Deposits
Average deposits of $5.27 billion grew $213.01 million for the quarter ended March 31, 2020, up 4.21% from the year ago quarter and have decreased $142.05 million, or 2.62% compared to the fourth quarter of 2019.
Net Interest Income and Net Interest Margin
First quarter 2020 net interest income of $54.84 million was relatively flat from the first quarter a year ago and decreased $0.45 million, down 0.82% from the fourth quarter of 2019.
First quarter 2020 net interest margin was 3.57%, a decrease of 21 basis points from the 3.78% for the same period in 2019 and increased six basis points from the fourth quarter of 2019. First quarter 2020 net interest margin on a fully tax-equivalent basis was 3.58%, a decrease of 21 basis points from the 3.79% for the same period in 2019 and was higher by six basis points compared to the previous quarter. The margin continues to experience pressure from the numerous Federal Reserve interest rate decreases during the second half of 2019 and the first three months of 2020. Interest-bearing deposit repricing and a shift in the deposit mix during the first quarter of 2020 resulted in a positive margin impact when compared to the year end margin.
Noninterest Income
First quarter 2020 noninterest income of $24.62 million increased $0.50 million, up 2.06% from the first quarter a year ago and decreased $0.96 million, or 3.73% from the fourth quarter of 2019.
Noninterest income during the three months ended March 31, 2020 was higher compared to a year ago mainly from improved mortgage banking income driven by gains on a higher volume of loan sales, increased gains on the sale of available-for-sale securities, increased gains on partnership investments, higher debit card income and increased service charges on deposit accounts. These positives were offset by lower equipment rental income due to a reduction in the size of the average equipment rental portfolio, reduced insurance commissions due to a decline in contingent commissions received and decreased customer swap fees.
The decrease in noninterest income from the fourth quarter of 2019 was primarily the result of lower equipment rental income due to a reduction in the size of the average equipment rental portfolio, decreased trust and wealth advisory fees, reduced brokerage fees and commissions, and decreased customer swap fees. These negatives were offset by higher mortgage banking income on a higher volume of loan sales and increased insurance commissions on property and casualty policies.
Noninterest Expense
First quarter 2020 noninterest expense of $46.54 million increased $1.33 million, or 2.94% from the first quarter a year ago and decreased $2.81 million, down 5.70% from the prior quarter. Excluding depreciation on leased equipment, noninterest expenses were up 6.28% from the first quarter a year ago and down 5.15% from the prior quarter.
The increase in noninterest expense during the first quarter compared to a year ago was mainly due to reduced gains on the sale of fixed assets, higher salaries as a result of normal merit increases and slightly increased staffing levels, a rise in the valuation provision for interest rate swaps with customers, and higher business development and marketing expenses due to marketing promotions. These increases were offset by fewer valuation adjustments on repossessed assets, lower leased equipment depreciation resulting from a reduction in the average equipment rental portfolio, a decrease in executive cash incentives, reduced insurance costs due to FDIC assessment credits and higher gains on the sale of off-lease operating equipment.
The decrease in noninterest expense from the prior quarter was primarily the result of decreased group insurance costs on lower claims, fewer valuation adjustments on repossessed assets, a decrease in executive cash incentives, a decline in employee commissions and awards, reduced leased equipment depreciation, and fewer professional consulting fees. These decreases were offset by an increased valuation provision for interest rate swaps with customers and higher collection and repossession expenses.
Credit
The reserve for loan and lease losses as of March 31, 2020 was 2.35% of total loans and leases compared to 2.19% at December 31, 2019 and 2.07% at March 31, 2019. Net charge-offs of $1.81 million were recorded for the first quarter of 2020 compared with net charge-offs of $3.54 million in the same quarter a year ago and $0.64 million of net charge-offs in the prior quarter.
The provision for loan and lease losses was $11.35 million for the first quarter of 2020, an increase of $6.44 million compared with the same period in 2019 and an increase of $8.40 million from the fourth quarter of 2019. The ratio of nonperforming assets to loans and leases was 0.68% as of March 31, 2020, compared to 0.37% on December 31, 2019 and 0.49% on March 31, 2019.

Capital
As of March 31, 2020, the common equity-to-assets ratio was 12.63%, compared to 12.51% at December 31, 2019 and 12.20% a year ago. The tangible common equity-to-tangible assets ratio was 11.53% at March 31, 2020 compared to 11.38% at December 31, 2019 and 11.03% a year earlier. The Common Equity Tier 1 ratio, calculated under banking regulatory guidelines, was 12.57% at March 31, 2020 compared to 12.55% at December 31, 2019 and 12.28% a year ago. There were no shares repurchased for treasury during 2020.
ABOUT 1ST SOURCE CORPORATION
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of its clients, individuals, businesses and the communities it serves. For more information, visit www.1stsource.com.
1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, and construction equipment. The Corporation includes 80 banking centers, 15 1st Source Bank Specialty Finance Group locations nationwide, eight Wealth Advisory Services locations and ten 1st Source Insurance offices.
FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.

NON-GAAP FINANCIAL MEASURES
The accounting and reporting policies of 1st Source conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures are used by management to evaluate and measure the Company’s performance. Although these non-GAAP financial measures are frequently used by investors to evaluate a financial institution, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity-to-tangible assets ratio and tangible book value per common share. Management believes that these measures provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures differently.
Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses and lease depreciation), measures how much it costs to produce one dollar of revenue. Securities gains or losses and lease depreciation are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity-to-tangible assets ratio and tangible book value per common share as useful measurements of the Company’s equity.
See the table marked “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of certain non-GAAP financial measures used by the Company with their most closely related GAAP measures.
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(charts attached)

1st SOURCE CORPORATION
1st QUARTER 2020 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
AVERAGE BALANCES
Assets	$6,611,121	$6,708,475	$6,290,386
Earning assets	6,181,794	6,258,938	5,896,697
Investments	1,030,640	1,044,917	987,593
Loans and leases	5,098,397	5,046,639	4,858,183
Deposits	5,272,376	5,414,423	5,059,362
Interest bearing liabilities	4,415,552	4,483,686	4,315,545
Common shareholders’ equity	844,724	824,361	775,657
Total equity	867,605	844,447	777,217
INCOME STATEMENT DATA
Net interest income	$54,844	$55,296	$54,948
Net interest income - FTE(1)	54,995	55,456	55,130
Provision for loan and lease losses	11,353	2,951	4,918
Noninterest income	24,622	25,577	24,124
Noninterest expense	46,535	49,346	45,204
Net income	16,418	21,954	22,196
Net income available to common shareholders	16,413	21,941	22,196
PER SHARE DATA
Basic net income per common share	$0.64	$0.86	$0.86
Diluted net income per common share	0.64	0.86	0.86
Common cash dividends declared	0.29	0.29	0.27
Book value per common share(2)	33.32	32.47	30.33
Tangible book value per common share(1)	30.03	29.18	27.05
Market value - High	52.16	53.42	50.15
Market value - Low	26.07	44.12	39.11
Basic weighted average common shares outstanding	25,523,356	25,509,240	25,759,186
Diluted weighted average common shares outstanding	25,523,356	25,509,240	25,759,186
KEY RATIOS
Return on average assets	1.00%	1.30%	1.43%
Return on average common shareholders’ equity	7.81	10.56	11.61
Average common shareholders’ equity to average assets	12.78	12.29	12.33
End of period tangible common equity to tangible assets(1)	11.53	11.38	11.03
Risk-based capital - Common Equity Tier 1(3)	12.57	12.55	12.28
Risk-based capital - Tier 1(3)	13.97	13.64	13.32
Risk-based capital - Total(3)	15.23	14.90	14.58
Net interest margin	3.57	3.51	3.78
Net interest margin - FTE(1)	3.58	3.52	3.79
Efficiency ratio: expense to revenue	58.56	61.02	57.17
Efficiency ratio: expense to revenue - adjusted(1)	55.79	57.87	53.20
Net charge offs to average loans and leases	0.14	0.05	0.30
Loan and lease loss reserve to loans and leases	2.35	2.19	2.07
Nonperforming assets to loans and leases	0.68	0.37	0.49

	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
END OF PERIOD BALANCES
Assets	$6,735,118	$6,622,776	$6,691,070	$6,650,105	$6,379,086
Loans and leases	5,129,514	5,085,527	5,099,546	5,109,337	4,926,187
Deposits	5,275,911	5,357,326	5,391,679	5,403,845	5,124,091
Reserve for loan and lease losses	120,798	111,254	108,941	104,911	101,852
Goodwill and intangible assets	83,964	83,971	83,978	83,985	83,992
Common shareholders’ equity	850,897	828,277	813,167	794,662	778,422
Total equity	877,302	848,636	833,042	804,686	781,101
ASSET QUALITY
Loans and leases past due 90 days or more	$191	$309	$311	$156	$178
Nonaccrual loans and leases	26,301	9,789	10,188	12,212	13,622
Other real estate	362	522	629	543	417
Repossessions	9,020	8,623	6,610	8,799	10,411
Equipment owned under operating leases	—	—	—	—	64
Total nonperforming assets	$35,874	$19,243	$17,738	$21,710	$24,692
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.
(2) Calculated as common shareholders’ equity divided by common shares outstanding at the end of the period.
(3) Calculated under banking regulatory guidelines.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	March 31,	December 31,	September 30,	March 31,
	2020	2019	2019	2019
ASSETS
Cash and due from banks	$72,756	$67,215	$94,160	$64,619
Federal funds sold and interest bearing deposits with other banks	49,543	16,150	33,325	3,062
Investment securities available-for-sale	1,057,169	1,040,583	1,032,185	1,002,809
Other investments	28,414	28,414	28,404	28,404
Mortgages held for sale	13,449	20,277	28,654	9,210
Loans and leases, net of unearned discount:
Commercial and agricultural	1,166,462	1,132,791	1,175,936	1,146,031
Auto and light truck	577,757	588,807	612,921	554,078
Medium and heavy duty truck	278,076	294,824	289,925	285,631
Aircraft	773,132	784,040	805,568	830,437
Construction equipment	718,307	705,451	685,696	641,035
Commercial real estate	930,757	908,177	858,402	818,459
Residential real estate and home equity	545,606	532,003	531,630	514,719
Consumer	139,417	139,434	139,468	135,797
Total loans and leases	5,129,514	5,085,527	5,099,546	4,926,187
Reserve for loan and lease losses	(120,798)	(111,254)	(108,941)	(101,852)
Net loans and leases	5,008,716	4,974,273	4,990,605	4,824,335
Equipment owned under operating leases, net	101,238	111,684	119,171	131,594
Net premises and equipment	52,431	52,219	51,680	51,357
Goodwill and intangible assets	83,964	83,971	83,978	83,992
Accrued income and other assets	267,438	227,990	228,908	179,704
Total assets	$6,735,118	$6,622,776	$6,691,070	$6,379,086

LIABILITIES
Deposits:
Noninterest-bearing demand	$1,219,327	$1,216,834	$1,246,063	$1,146,647
Interest-bearing deposits:
Interest-bearing demand	1,591,419	1,677,200	1,605,602	1,560,840
Savings	840,606	814,794	820,409	851,564
Time	1,624,559	1,648,498	1,719,605	1,565,040
Total interest-bearing deposits	4,056,584	4,140,492	4,145,616	3,977,444
Total deposits	5,275,911	5,357,326	5,391,679	5,124,091
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	135,942	120,459	139,417	149,172
Other short-term borrowings	146,903	25,434	57,734	106,216
Total short-term borrowings	282,845	145,893	197,151	255,388
Long-term debt and mandatorily redeemable securities	81,877	71,639	71,520	71,439
Subordinated notes	58,764	58,764	58,764	58,764
Accrued expenses and other liabilities	158,419	140,518	138,914	88,303
Total liabilities	5,857,816	5,774,140	5,858,028	5,597,985

SHAREHOLDERS’ EQUITY
Preferred stock; no par value Authorized 10,000,000 shares; none issued or outstanding	—	—	—	—
Common stock; no par value Authorized 40,000,000 shares; issued 28,205,674 shares at March 31, 2020, December 31, 2019, September 30, 2019, and March 31, 2019, respectively	436,538	436,538	436,538	436,538
Retained earnings	472,911	463,269	448,715	414,428
Cost of common stock in treasury (2,670,290, 2,696,200, 2,696,918, and 2,537,741 shares at March 31, 2020, December 31, 2019, September 30, 2019, and March 31, 2019, respectively)	(76,203)	(76,702)	(76,716)	(69,136)
Accumulated other comprehensive income (loss)	17,651	5,172	4,630	(3,408)
Total shareholders’ equity	850,897	828,277	813,167	778,422
Noncontrolling interests	26,405	20,359	19,875	2,679
Total equity	877,302	848,636	833,042	781,101
Total liabilities and equity	$6,735,118	$6,622,776	$6,691,070	$6,379,086

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Interest income:
Loans and leases	$61,526	$63,259	$62,683
Investment securities, taxable	5,550	5,189	5,515
Investment securities, tax-exempt	264	297	385
Other	346	798	438
Total interest income	67,686	69,543	69,021
Interest expense:
Deposits	10,851	12,523	11,470
Short-term borrowings	254	170	931
Subordinated notes	884	907	928
Long-term debt and mandatorily redeemable securities	853	647	744
Total interest expense	12,842	14,247	14,073
Net interest income	54,844	55,296	54,948
Provision for loan and lease losses	11,353	2,951	4,918
Net interest income after provision for loan and lease losses	43,491	52,345	50,030
Noninterest income:
Trust and wealth advisory	4,848	5,269	4,858
Service charges on deposit accounts	2,605	2,835	2,498
Debit card	3,373	3,593	3,220
Mortgage banking	2,336	1,401	936
Insurance commissions	1,881	1,466	2,174
Equipment rental	6,630	7,372	7,982
Gains on investment securities available-for-sale	280	—	—
Other	2,669	3,641	2,456
Total noninterest income	24,622	25,577	24,124
Noninterest expense:
Salaries and employee benefits	24,401	25,382	23,495
Net occupancy	2,721	2,640	2,772
Furniture and equipment	6,407	6,475	6,024
Depreciation – leased equipment	5,427	6,006	6,524
Professional fees	1,442	2,045	1,598
Supplies and communication	1,634	1,710	1,493
FDIC and other insurance	288	282	645
Business development and marketing	1,359	1,832	949
Loan and lease collection and repossession	763	1,114	1,361
Other	2,093	1,860	343
Total noninterest expense	46,535	49,346	45,204
Income before income taxes	21,578	28,576	28,950
Income tax expense	5,160	6,622	6,754
Net income	16,418	21,954	22,196
Net (income) loss attributable to noncontrolling interests	(5)	(13)	—
Net income available to common shareholders	$16,413	$21,941	$22,196
Per common share:
Basic net income per common share	$0.64	$0.86	$0.86
Diluted net income per common share	$0.64	$0.86	$0.86
Cash dividends	$0.29	$0.29	$0.27
Basic weighted average common shares outstanding	25,523,356	25,509,240	25,759,186
Diluted weighted average common shares outstanding	25,523,356	25,509,240	25,759,186

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
				Three Months Ended
	March 31, 2020			December 31, 2019			March 31, 2019
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$973,421	$5,550	2.29%	$982,839	$5,189	2.09%	$909,422	$5,515	2.46%
Tax exempt(1)	57,219	325	2.28%	62,078	365	2.33%	78,171	472	2.45%
Mortgages held for sale	11,294	96	3.42%	21,489	192	3.54%	8,826	101	4.64%
Loans and leases, net of unearned discount(1)	5,098,397	61,520	4.85%	5,046,639	63,159	4.97%	4,858,183	62,677	5.23%
Other investments	41,463	346	3.36%	145,893	798	2.17%	42,095	438	4.22%
Total earning assets(1)	6,181,794	67,837	4.41%	6,258,938	69,703	4.42%	5,896,697	69,203	4.76%
Cash and due from banks	65,407			73,438			63,886
Reserve for loan and lease losses	(112,239)			(110,209)			(101,697)
Other assets	476,159			486,308			431,500
Total assets	$6,611,121			$6,708,475			$6,290,386

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$4,076,270	$10,851	1.07%	$4,170,250	$12,523	1.19%	$3,934,921	$11,470	1.18%
Short-term borrowings	202,545	254	0.50%	183,244	170	0.37%	251,379	931	1.50%
Subordinated notes	58,764	884	6.05%	58,764	907	6.12%	58,764	928	6.40%
Long-term debt and mandatorily redeemable securities	77,973	853	4.40%	71,428	647	3.59%	70,481	744	4.28%
Total interest-bearing liabilities	4,415,552	12,842	1.17%	4,483,686	14,247	1.26%	4,315,545	14,073	1.32%
Noninterest-bearing deposits	1,196,106			1,244,173			1,124,441
Other liabilities	131,858			136,169			73,183
Shareholders’ equity	844,724			824,361			775,657
Noncontrolling interests	22,881			20,086			1,560
Total liabilities and equity	$6,611,121			$6,708,475			$6,290,386
Less: Fully tax-equivalent adjustments		(151)			(160)			(182)
Net interest income/margin (GAAP-derived)(1)		$54,844	3.57%		$55,296	3.51%		$54,948	3.78%
Fully tax-equivalent adjustments		151			160			182
Net interest income/margin - FTE(1)		$54,995	3.58%		$55,456	3.52%		$55,130	3.79%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited - Dollars in thousands, except per share data)

		Three Months Ended
		March 31,	December 31,	March 31,
		2020	2019	2019
Calculation of Net Interest Margin
(A)	Interest income (GAAP)	$67,686	$69,543	$69,021
	Fully tax-equivalent adjustments:
(B)	– Loans and leases	90	92	95
(C)	– Tax exempt investment securities	61	68	87
(D)	Interest income – FTE (A+B+C)	67,837	69,703	69,203
(E)	Interest expense (GAAP)	12,842	14,247	14,073
(F)	Net interest income (GAAP) (A-E)	54,844	55,296	54,948
(G)	Net interest income - FTE (D-E)	54,995	55,456	55,130
(H)	Annualization factor	4.022	3.967	4.056
(I)	Total earning assets	$6,181,794	$6,258,938	$5,896,697
	Net interest margin (GAAP-derived) (F*H)/I	3.57%	3.51%	3.78%
	Net interest margin – FTE (G*H)/I	3.58%	3.52%	3.79%

Calculation of Efficiency Ratio
(F)	Net interest income (GAAP)	$54,844	$55,296	$54,948
(G)	Net interest income – FTE	54,995	55,456	55,130
(J)	Plus: noninterest income (GAAP)	24,622	25,577	24,124
(K)	Less: gains/losses on investment securities and partnership investments	(513)	(132)	(17)
(L)	Less: depreciation – leased equipment	(5,427)	(6,006)	(6,524)
(M)	Total net revenue (GAAP) (F+J)	79,466	80,873	79,072
(N)	Total net revenue – adjusted (G+J–K–L)	73,677	74,895	72,713
(O)	Noninterest expense (GAAP)	46,535	49,346	45,204
(L)	Less:depreciation – leased equipment	(5,427)	(6,006)	(6,524)
(P)	Noninterest expense – adjusted (O–L)	41,108	43,340	38,680
	Efficiency ratio (GAAP-derived) (O/M)	58.56%	61.02%	57.17%
	Efficiency ratio – adjusted (P/N)	55.79%	57.87%	53.20%

		End of Period
		March 31,	December 31,	March 31,
		2020	2019	2019
Calculation of Tangible Common Equity-to-Tangible Assets Ratio
(Q)	Total common shareholders’ equity (GAAP)	$850,897	$828,277	$778,422
(R)	Less: goodwill and intangible assets	(83,964)	(83,971)	(83,992)
(S)	Total tangible common shareholders’ equity (Q–R)	$766,933	$744,306	$694,430
(T)	Total assets (GAAP)	6,735,118	6,622,776	6,379,086
(R)	Less: goodwill and intangible assets	(83,964)	(83,971)	(83,992)
(U)	Total tangible assets (T–R)	$6,651,154	$6,538,805	$6,295,094
	Common equity-to-assets ratio (GAAP-derived) (Q/T)	12.63%	12.51%	12.20%
	Tangible common equity-to-tangible assets ratio (S/U)	11.53%	11.38%	11.03%

Calculation of Tangible Book Value per Common Share
(Q)	Total common shareholders’ equity (GAAP)	$850,897	$828,277	$778,422
(V)	Actual common shares outstanding	25,535,384	25,509,474	25,667,933
	Book value per common share (GAAP-derived) (Q/V)*1000	$33.32	$32.47	$30.33
	Tangible common book value per share (S/V)*1000	$30.03	$29.18	$27.05

The NASDAQ Stock Market National Market Symbol: “SRCE” (CUSIP #336901 10 3)
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